UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2014

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 23, 2014, FuelCell Energy, Inc. (the “Company”) completed the underwritten public offering of 25,300,000 shares of its Common Stock, $0.0001 par value per share (the “Common Stock”), including 3,300,000 shares sold pursuant to the full exercise of an over-allotment option previously granted to the participating underwriters (the “Offering”). All of the shares were offered and sold by the Company at the public offering price of $1.25 per share. The total net proceeds to the Company after expenses were approximately $29.4 million. The Company intends to use the net proceeds from the Offering for project development, project finance, working capital support and general corporate purposes.

The Common Stock was offered and sold pursuant to a prospectus dated July 18, 2013 and a prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 17, 2014, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-189185) declared effective by the SEC on July 18, 2013.

On January 23, 2014, the Company issued a press release announcing the completion of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, issued January 23, 2014, in connection with the closing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: January 23, 2014	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued January 23, 2014, in connection with the closing of the Offering